UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                      _________________________________

                                   FORM 8-K

                                Current Report
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):   August 14, 2005


                             GLOBAL CONCEPTS, LTD.
            ------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)


        Colorado                   0-25319                 84-1191355
 ----------------------------------------------------------------------------
 (State of Incorporation)     (Commission File         (IRS Employer
                               Number)                  Identification No.)


                   501 Bloomfield Ave., Montclair, NJ 07042
                   ----------------------------------------
                   (Address of principal executive offices)

                               (973) 233-1233
                        -----------------------------
                        Registrant's Telephone Number


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425).
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12).
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b)).
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.02 Termination of a Material Definitive Agreement
Item 1.01 Entry into a Material Definitive Agreement

     On August 14, 2005 Global Concepts agreed with G&H Management, LLC that the warrant issued to G&H Management in April 2005 would be cancelled. The warrant had given G&H Management the right to purchase 40 million shares of Global Concepts common stock at $.05 per share.

     On August 14, 2005 Global Concepts issued a warrant to Eduardo Rodriguez and Michael Margolies, which they assigned to G&H Management, LLC. The warrant was issued in consideration of past services by Messrs. Rodriguez and Margolies, who are the officers and directors of Global Concepts. The warrant gives G&H Management the right to purchase 25 million shares of Global Concepts common stock at $.12 per share, which was the market price on the day of grant. The warrant will terminate on July 31, 2008.

Item 9.01 Financial Statements and Exhibits

                                  Exhibits

10-a Stock Purchase Warrant dated August 14, 2005 issued to G&H Management LLC.


                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        GLOBAL CONCEPTS, LTD.


Dated: August 15, 2005                  By: /s/ Eduardo Rodriguez
                                        ---------------------------
                                        Eduardo Rodriguez
                                        Chief Executive Officer